Exhibit 99.1

Vista Gold Confirms Strong Economics for Mt Todd Gold Project with Re-sized 15,000 tonnes per day Feasibility Study

After-Tax NPV (5%) of US$1.1 Billion with an After-Tax IRR of 27.8% at $2,500/oz

After-Tax NPV (5%) of US$2.2 Billion with an After-Tax IRR of 44.7% at $3,300/oz

Denver, Colorado, July 29, 2025 – Vista Gold Corp. (NYSE American and TSX: VGZ) is pleased to announce positive results of a 15,000 tonnes per day (“tpd”) feasibility study (the “Study” or the “2025 FS”) for its Mt Todd gold project (“Mt Todd” or the “Project”). The Study provides a favorable development alternative to Vista’s previous feasibility study completed in 2024 at 50,000 tpd (the “2024 FS”). All currency values are reported in U.S. dollars, unless otherwise noted.

Frederick H. Earnest, President and CEO commented, “This Study marks a significant shift in the strategy for Mt Todd, demonstrating the potential for near-term development of a smaller initial project by prioritizing higher grade ore to the processing plant, significantly lowering initial capital costs, and incorporating contractors to reduce development and operational risks.”

FEASIBILITY STUDY HIGHLIGHTS

Strong and Stable Gold Production from Well-Defined Deposit

●	Average annual gold production of 153,000 ounces during years 1-15 and 146,000 over the 30-year life of mine
●	Average ore grade of 1.04 grams gold per tonne (“g Au/t”) over the first 15 years of operations and 0.97 g Au/t over the life of mine
●	Life of mine average gold recovery of 88.5% from 3-stage crush, single-stage sort, 2-stage grind, and carbon-in-leach (“CIL”) recovery circuit
●	Contract mining and third-party power generation reduce capital costs and operational risks
●	Future expansion opportunities not evaluated in the Study, but considered in designs and layouts

Robust Economics

●	After-tax NPV5% of $1.1 billion, IRR of 27.8% and 2.7 year payback at a $2,500 per ounce gold price
●	After-tax NPV5% of $2.2 billion, IRR of 44.7% and 1.7 year payback at spot gold price ($3,300 per ounce)
●	After-tax free cash flow at a $2,500 gold price of $1.6 billion for first 15 years of commercial operations
●	Initial capital requirements of $425 million, a 59% reduction from the 2024 FS
-	Capital Efficiency: $93 per ounce (initial capital : total ounces of gold produced)
-	Benefit to Cost Ratio of 2.5 (NPV5% : initial capital)
●	All-in Sustaining Cost of $1,449 per oz years 1-15 and $1,499 per oz years 1-30

Mr. Earnest concluded, “The results of the Study demonstrate a very attractive development alternative for Mt Todd. It positions Mt Todd as a project with technical and economic parameters that are comparable to several highly valued Australian gold producers. We continue to focus on advancing Mt Todd in ways that demonstrate the underlying value of the Project and position it for near-term development.”

Technical Consultants with Proven Track Records for Australian and International Projects

●	GR Engineering Services (“GRES”) (Perth, Australia) – process area designs, major infrastructure, processing capital and operating cost estimates, project economic analysis, and feasibility study author
●	Mining Plus (Perth, Australia) – Mineral Reserves estimate, mine plans and schedules
●	Tetra Tech (Lakewood, Colorado) – Mineral Resources estimate, water management, closure, permitting, environmental, and community studies
●	Tierra Group International, Ltd. (Lakewood, Colorado) – tailings management and designs, waste rock dump geotechnical services, and waste rock dump construction plan
●	WSP (Perth, Australia) – pit geotechnical services
●	Early contractor engagement to obtain contract mining cost estimates under confidentiality
●	Third-party power generation pricing was provided under confidentiality from industry-leading provider

Each of GRES, Mining Plus, Tetra Tech, Tierra Group International, Ltd., and WSP are independent of Vista.

Approach to 2025 FS

The 2025 FS prioritizes an initial project scale designed to significantly reduce initial capital costs, development risk, and operating risks. Vista leveraged GRES’ extensive experience in designing and building similarly sized gold projects in Western Australia to achieve these objectives.

Additionally, the Study prioritizes grade over tonnes. The cut-off grade was raised from 0.35 g Au/t to 0.50 g Au/t resulting in average plant feed grade of 1.04 g Au/t in years 1-15 and 0.97 g Au/t over the life of mine. The metallurgical recovery is dependent to a small degree on mill feed grades. We expect gold recoveries to range from 87-89% resulting in average annual gold production of approximately 153,000 ounces (years 1-15) and 146,000 ounces (life of mine).

The 2025 FS contemplates contract mining and third-party power generation using experienced Australian contractors, contributing to capital cost savings and reducing operational risks. Staffing assumptions have also been adjusted to provide the Project with a highly experienced operating team with a balance of fly-in-fly-out and community-based employees. The Study does not evaluate future expansions, but the designs and layouts have allowed for this opportunity.

Production

The Batman deposit has a large, higher grade central core. The Study concentrates on mining that core at a higher cut-off grade. Ore stockpiles will be used to prioritize higher grade ore to the processing plant in early years. Material below the cut-off grade with economic potential (0.35-0.50 g Au/t) is not included in Mineral Reserves but will be segregated in the waste rock dump for possible future processing.

Processing will include primary gyratory, secondary cone, and third stage high pressure grinding roll crushing followed by single-stage x-ray transmission sorting and two stages of grinding (ball mill and vertical mill) to produce a final product with an 80% passing size of 40 microns. This final product of the comminution circuit will be leached in a conventional CIL circuit followed by adsorption on activated carbon, stripping, electrowinning and smelting to produce doré bars. Tailings will be deposited in one of two tailings storage facilities (“TSF”). The existing tailings storage facility (TSF 1) has an approved expansion capacity for approximately 90 million tonnes. Construction of the second facility is expected to commence in year 19.

The Study contemplates concurrent reclamation of the waste rock dump and tailings storage facilities. A water treatment facility is planned as part of the water management plan, with installation to take place during the initial Project development phase.

Key production metrics are summarized in the following table.

		Years 1-15	Life of Mine[1]
Design Throughput (ROM feed)[2]	Mtpa	5.3	5.3
Gold Grade (ROM feed)[2]	g Au/t	1.04	0.97
Gold Recovery (ROM feed)[2]	%	88.6	88.5
Average Annual Gold Production	koz	153	146
Total Gold Production	koz	2,298	4,368
Mining Cut-off Grade	g Au/t	0.50	0.50
Inter-ramp Pit slopes (variable around the pit)	degrees °	45-55	45-52
Ore and Waste Bench Heights	m	12 m	12 m
Stripping Ratio (W:O)		4.15	3.98
Concurrent Reclamation		Yes	Yes
Bond Work Index of Ore	kWh/t	25.7	25.7
Post-sorting Mill Feed Bond Work Index	kWh/t	24.4	24.4
Primary Crusher Product (80% Passing size)	mm	120	120
Secondary Circuit Product (80% Passing size)	mm	32	32
HPGR Circuit Product (80% Passing size)	mm	3.25	3.25
Ball Mill Circuit Product (80% Passing size)	μm	250	250
Regrind Circuit Product/Leach Circuit Feed (80% Passing size)	μm	40	40
Cyanide Detoxification		Yes	Yes
Tailings Deposition Location		TSF 1	TSFs 1 & 2
Settled Tailings Density	t/m3	1.5	1.5

1 Life of Mine comprises years 1-30.

2 “ROM” means run of mine.

Capital Costs

Capital costs have been developed from first principles with quotes for all major equipment components. A turnkey engineering, procurement and construction model has been used as the basis for project construction. The 2025 FS contemplates a 27-month period for engineering, construction and commissioning. Contract mining at an average rate of 32 Mtpa (ore and waste) and a third-party gas-fired generating plant capable of producing 64 MW are included in the Study. Capital costs include a permanent camp facility near the mine site with housing, dining, and recreation facilities for approximately 90% of the initial workforce.

The majority of sustaining capital is related to increasing tailings storage capacity in TSF 1 and the construction of TSF 2 starting in year 19.

The closure plan includes re-processing 13 million tonnes of heap leach material from previous operations and then placing that material in the TSF. This is expected to generate approximately $88 million of pre-tax cash operating margin and has been treated as self-funding reclamation, even though the heap leach pad material is included in Mineral Reserves.

Summaries of capital costs are shown in the following tables.

Capital Costs Summary		Pre-Production	Years 1-30	Heap Leach, Reclamation and Closure
Initial Capital[1]	$M	$425	-	-
Sustaining Capital[1]	$M	-	$256	$10
Reclamation and Closure Costs[1,2]	$M	-	$121	$56
Total Capital	$M	$425	$376	$66
Less: Pretax Self-Funding Reclamation and Closure	$M	-	-	$(88)
Total Capital After Self-Funding Reclamation	$M	$425	$376	$(22)

Note: Components may not add to totals due to rounding.

1 Includes contingency and growth factors.

2 Includes concurrent closure of waste rock dump, TSF 1, and TSF 2 during the life of the Project.

Capital Expenditures[1]	Initial Capital ($M)	Sustaining Capital ($M)
Mining	$22	$33
Process Plant	$154	$49
Project Infrastructure	$91	$167
Site Establishment and Facilities	$40	$9
Management, Engineering, EPC Services	$70	$9
Preproduction Costs and Capital Spares	$48	-
Reclamation[2]	-	$122
Sub-total: Capital Expenditures (years 1-33)	$425	$388
Closure (years 34-43)	-	$54
Total Capital Costs	$425	$442

Capital Efficiency (Total Capital Costs : total ounces of gold produced)	$93	$97

Note: Components may not add to totals due to rounding.

1 Includes contingency and growth factors.

2 Includes concurrent closure of waste rock dump, TSF 1, and TSF 2 during the life of the Project.

Operating Costs

Mining costs have been provided by a well-established Australian contract miner. Power costs are based on a proposal from one of Australia’s leading mine site contract power generators.

The Study uses a fixed natural gas price of A$8.50 per gigajoule. The Northern Territory is host to extensive natural gas reserves and it is expected that there will be a steady and competitively priced source of natural gas throughout the life of the Project. Vista has not yet negotiated a gas supply contract as it is not in a position at this time to execute a take or pay contract.

Processing and administrative costs have been developed from first principles with major consumable supply component quotes and competitive Australian labor rates. The operating costs contemplate that approximately 90% of the initial workforce will be contracted on a fly-in-fly-out basis and be housed in a 250-bed permanent camp facility near the mine site.

Operating costs on a unit cost basis are shown in the following table.

		Years 1-15	Life of Mine[1]
Mining Costs	$/t mined	$3.00	$3.30

Mining Costs	$/t processed	$18.49	$16.55
Processing Costs[2]	$/t processed	$17.70	$17.62
Administrative Costs	$/t processed	$2.09	$2.09
Jawoyn Royalty	$/t processed	$2.22	$2.08
Wheaton Royalty	$/t processed	$0.84	$0.73
Refining	$/t processed	$0.15	$0.14
Total: Cash Costs	$/t processed	$41.49	$39.20
All-In-Sustaining Costs (“AISC”)	$/oz	$1,449	$1,499

1 Life of Mine comprises years 1-30.

2 Inclusive of water management costs of approximately $0.78/t processed.

The following chart highlights the ramp-up to full production in year 1, the optimization of grade delivered to the plant in years 2-4, and the steady gold production over years 5-15.

Annual Gold Production and All-in Sustaining Costs/oz

The following chart highlights the short payback of initial capital, stable cash flow through year 18, and investments made in years 19 and 20 to extend the life of the mine, including additional stripping and the start of construction of TSF 2.

After-tax Cash Flow

Sensitivity Analysis

Mt Todd has strong leverage to the gold price, as shown in the following table.

	Gold Price
	$2,100	$2,500	$2,900	$3,300 Spot Gold
		Base Case
After-tax NPV5% ($M)	$524	$1,060	$1,610	$2,159
After-tax IRR (%)	18.1	27.8	36.6	44.7
After-tax Payback (years)	3.6	2.7	2.1	1.7

Mineral Resources and Mineral Reserves Estimates

The tables below present the estimated Mineral Resources and Mineral Reserves, prepared in accordance with Canadian Institute of Mining, Metallurgical and Petroleum (“CIM”) definition standards. The effective dates of the Mineral Resources and Mineral Reserves estimates are July 25, 2025. The Batman Deposit estimates include Mineral Resources and Mineral Reserves for the South Cross Lode.

Mt Todd Gold Project – Mineral Resources 0.40 g Au/t cut-off at $1,950 per gold ounce
	BATMAN DEPOSIT			HEAP LEACH PAD			QUIGLEYS DEPOSIT			TOTAL
	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)
Measured (M)	124,502	0.82	3,301				3,702	1.13	134	128,204	0.83	3,435
Indicated (I)	191,907	0.84	5,156	13,352	0.54	232	6,965	1.34	299	212,224	0.83	5,687
Measured & Indicated	316,409	0.83	8,457	13,352	0.54	232	10,667	1.26	433	340,428	0.83	9,122
Inferred (F)	54,338	0.78	1,369				2,761	0.71	63	57,099	0.78	1,433

Notes:

1)	Measured & Indicated Resources include Proven and Probable Mineral Reserves.
2)	Batman and Quigleys Resources are quoted at a 0.40 g Au/t cut-off grade. Heap Leach resources are the average grade of the heap, no cut-off applied.
3)	Batman: Resources constrained within a $1,950/oz gold pit shell. Pit parameters: Mining Cost $3.00/tonne, Milling Cost $17.50/tonne processed, G&A Cost $1.50/tonne processed, Au Recovery metallurgical equation averaging 89.7%.
4)	Quigleys: Resources constrained within a $1,950/oz gold pit shell. Pit parameters: Mining Cost $3.00/tonne, Milling Cost $17.50/tonne processed, G&A Cost $1.50/tonne processed, Au Recovery metallurgical equation averaging 89.7%.
5)	Differences in the table due to rounding are not considered material. Differences between Batman and Quigleys mining and metallurgical parameters are due to their individual geologic and engineering characteristics.
6)	Kira Johnson, MMSA, of Tetra Tech is the QP (as defined below) responsible for the Statement of Mineral Resources for the Batman, Quigleys deposits and Heap Leach pad.
7)	The effective date of the Heap Leach, Batman and Quigleys Resource estimate is July 25, 2025.
8)	Mineral Resources that are not Mineral Reserves have no demonstrated economic viability and do not meet all relevant modifying factors.
9)	The Mineral Resources were estimated using the CIM Definition Standards for Mineral Resources and Reserves.

Mt Todd Gold Project – Mineral Reserves 0.50 g Au/t cut-off at $1,800 per gold ounce
	BATMAN DEPOSIT			HEAP LEACH PAD			TOTAL
	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)	Tonnes (000)	Grade (g Au/t)	Contained Gold (000)
Proven (P)	77,359	0.95	2,371				77,359	0.95	2,371
Probable (P)	81,263	0.99	2,588	13,352	0.54	232	94,615	0.93	2,820
Proven & Probable	158,623	0.97	4,959	13,352	0.54	232	171,975	0.94	5,190

Notes:

1)	The Mineral Reserves point of reference is the point where material is fed into the processing plant.
2)	Batman deposit Mineral Reserves are reported using a 0.50 g Au/t cut-off grade and $1,800/oz gold price.
3)	Colin McVie, FAusIMM and Peter Lock, FAusIMM of Mining Plus are the QP's responsible for the Statement of Mineral Reserves for Batman Deposit Proven and Probable Mineral Reserves.
4)	Because all the heap-leach pad reserves are to be fed through the mill, these mineral reserves are reported without a cut-off grade applied.
5)	Deepak Malhotra SME registered member, is the QP responsible for reporting the heap-leach pad Mineral Reserves.
6)	The effective date of the Batman and Heap Leach Mineral Reserves estimate is July 25, 2025.
7)	Differences in the table due to rounding are not considered material.
8)	The Mineral Reserves were estimated using the CIM Definition Standards for Mineral Resources and Reserves.

Feasibility Study Comparison

The following table highlights key differences between the 2025 FS (15,000 tpd) and the 2024 FS (50,000 tpd) projects.

	2025 FS	2024 FS	Change
Nameplate Capacity (tpd)	15,000	50,000	-70%
Mine Operator	Contractor	Owner
Mine Life (years)	30	16	87.5%
Average Run of Mine Grade (g Au/t)	0.97	0.79	22.8%
Mine Cut-off grade (g Au/t)	0.50	0.35	42.9%
Total Gold Produced [1] (Moz)	4.55	6.31	-27.9%
Initial Capital Cost ($M)	$425	$1,030	-58.7%
AISC ($/oz)	$1,499	$1,034	45.0%
Capital Efficiency (per oz)	$93	$163	-42.9%
Benefit to Cost Ratio	2.5	1.1	127%

1 Includes self-funded reclamation gold ounces.

The design of the Mt Todd project at 15,000 tpd presents distinct advantages with regards to initial capex, average grade and stable production over a long mine life. The design in the Study provides optionality to expand the Project as deemed appropriate and realize benefits from part of the economies of scale demonstrated in the 2024 FS for a 50,000 tpd operation.

Next Steps

We continue to focus on advancing Mt Todd in ways that demonstrate the underlying value of the Project and position it for near-term development.

This 2025 FS demonstrates a very competitive development alternative for Mt Todd. We anticipate this smaller scale project may be attractive to many existing producers and gold investors and could be financed on attractive terms in the current market. We plan to continue to raise broad awareness of the Project and seek to identify the best pathway for value realization for Vista Shareholders.

To further complement the results of the Study, Vista and its consultants have identified opportunities for material project improvements that can be accomplished in relatively short periods of time with modest work programs prior to detailed engineering and design, including:

Fine-Grinding Optimization – Additional grinding studies may result in grind-size and equipment selection changes that result in improved economics and lower initial capex.

Geotech Drilling & Pit Slope Refinement – The pit Geotech recommendations for the Study resulted in a flatter west pit slope when compared with previous studies. Additional geotechnical data for the west pit slope area is expected to result in an improved Pit Geotech recommendation for this area of the Batman pit leading to a reduction in the amount of waste to be mined on the west side of the pit.

Desktop Studies of Expansion Alternatives – evaluations to consider opportunities to increase throughput and optimal timing for an operation expansion.

Operating and environmental permits necessary to commence construction for the 50,000 tpd Project are in place and are currently being amended to conform with the 2025 FS. Various additional minor permits (e.g. explosives use, construction, septic/sanitation and camp operation) are required in the ordinary course as project development moves forward. The NT enacted legislation in 2024 that establishes new mining licensing and requires that current mining management plans be converted to the new licensing by mid-2028. Some modifications of permits are also likely to be required to reflect the smaller-scale project contemplated in the 2025 FS. We anticipate these permit modifications could be completed and approved in 12-18 months.

Data Verification

The Geology and Mineral Resources Qualified Person (“QP”) of Tetra Tech performed data verification and validation procedures on the drilling database prior to resource modelling and estimation. The QP reviewed the geological, drilling and analytical data, including the implemented Quality Assurance / Quality Control ("QA/QC") measures, used to support Mineral Resources. Additionally, the QP completed a visit to the Mt Todd project site and to the Northern Australian Laboratory (NAL) in order to review overall site geology, drill core, core shack facilities, sample storage and security, as well as to conduct interviews with key site personnel. It is the opinion of the Geology and Mineral Resources QP and the Company’s QP that the geological database is of sufficient quality for use in the estimation and classification of Mineral Resources, according to CIM guidelines and industry best practices.

Qualified Persons

Geology and Mineral Resources QP: Kira L. Johnson, MMSA of Tetra Tech.

Batman Deposit Mineral Reserves QPs: Colin McVie, FAusIMM and Peter Lock, FAusIMM of Mining Plus.

Heap Leach Pad Mineral Reserves QP: Deepak Malhotra, SME registered member and independent consultant.

The scientific and technical information contained in this news release has been reviewed and approved by Maria Vallejo, P.Eng., FAusIMM, Vista’s Director of Projects and Technical Services, a QP as defined by Item 1300 of Regulation S-K under the Securities Exchange Act of 1934, as amended, and Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects. The Company adheres to CIM Best Practices Guidelines in conducting, documenting, and reporting activities on the Mt Todd project.

Management Conference Call and Webcast

A conference call and webcast to review the feasibility study results is scheduled for July 30, 2025 at 10:00 a.m. MDT (12:00 p.m. EDT).

Participant Toll Free: +1 (800) 431-2204

Participant International: +1 (289) 514-5015

Conference ID: 74367

To participate in the webcast and view the slide presentation, click on the link below at least 5 minutes prior to the start time:

https://onlinexperiences.com/Launch/QReg/ShowUUID=C1D9DE62-A49E-430C-AAD2-D9BF831B30C2&LangLocaleID=1033

The webcast will be archived and available on the Company’s website at www.vistagold.com.  An audio replay will also be available through August 13, 2025 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 74367.

Detailed Report

A technical report for the 2025 FS prepared in accordance with NI 43-101 disclosure standards will be filed on SEDAR+ at www.sedarplus.ca and a technical report summary prepared in accordance with S-K 1300 will be filed on EDGAR at www.sec.gov within 45 days of the date hereof and will be available on the Company’s website at that time.

For more information regarding Vista’s exploration results, please refer to the Company’s previous 2024 and 2025 drilling news releases, including those dated January 13, 2025 and February 4, 2025, available under the Company’s profile on SEDAR+ at www.sedarplus.ca.

About Vista Gold Corp.

Vista holds the Mt Todd gold project, a leading development-stage gold deposit located in the Tier-1 mining jurisdiction of Northern Territory, Australia. The project offers significant scale, development optionality, growth opportunities, advanced local infrastructure, community support, and demonstrated economic feasibility.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to statements regarding such things as the Company confirms strong economics for the Mt Todd gold project with re-sized 15,000 tonnes per day feasibility study; the Company anticipates permit modifications could be completed and approved in 12-18 months; the Company’s belief that the results of the 2025 FS are positive; the Company’s belief that the Study marks a significant shift in the strategy for Mt Todd, demonstrating the potential for near-term development of a smaller initial project by prioritizing higher ore grade to the processing plant, significantly lowering initial capital costs, and incorporating contractors to reduce development risks; the 2025 FS demonstrates strong and stable gold production with a well-defined deposit; the Company’s belief that the Study provides a favorable development alternative to Vista’s previous facility study completed in 2024; the Company’s belief that the Study demonstrates an attractive development alternative for Mt Todd; the Company’s belief that the Study positions Mt Todd as a project with technical and economic parameters that are comparable to several highly valued Australian gold producers; the Company is focused on advancing Mt Todd in ways that demonstrate the underlying value of the Project and position it for near-term development; it is expected that there will be a steady and competitively priced source of natural gas throughout the life of the Project; Mt Todd has strong leverage to the gold price; the Company anticipates the smaller scale project may be attractive to many existing producers and gold investors and could be financed on attractive terms in the current market; the Company’s plan to continue to raise broad awareness of the project and seek to identify the best pathway for value realization for Vista Shareholders; the Study positions the Project as one of the most promising opportunities within the gold sector; the Company is a leading development-stage gold deposit in the Tier-1 mining jurisdiction of Northern Territory, Australia; the Project offers significant scale, development optionality, growth opportunities, advanced local infrastructure, community support, and demonstrated economic feasibility; the Company’s plans and estimates with respect to development and production at the Project; the Company’s expectation that there will be a steady and competitively priced source of natural gas through the life of the Project; and statements related to the Company’s strategy are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: the Company’s forecasts and expected cash flows; the Company’s projected capital and operating costs; the Company’s expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; the Company’s approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on the Company’s projects, if any; the Company’s experience with regulators; political and social support of the mining industry in Australia; the Company’s experience and knowledge of the Australian mining industry and the Company’s expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on the Company’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2025, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements or forward-looking information whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

In this press release, we have provided certain non-U.S. GAAP prospective financial performance measures. Because the non-U.S. GAAP performance measures do not have standardized meanings prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies. These measures should not be considered in isolation or as substitutes for measures of performance prepared in accordance with U.S. GAAP. There are limitations associated with the use of such non-U.S. GAAP measures. Since these measures do not incorporate revenues, changes in working capital and certain other non-operating costs, they are not necessarily indicative of potential operating profit or loss, or cash flow from operations as determined in accordance with U.S. GAAP.

The non-U.S. GAAP measures associated with Cash Costs and AISC, and the resulting per tonne and per ounce metrics are not, and are not intended to be, presentations in accordance with U.S. GAAP. These metrics represent costs and unit-cost measures related to the Mt Todd.

We believe that these metrics help investors understand the economics of the Mt Todd. We present the non-U.S. GAAP financial measures for our Mt Todd in the tables below. Actual U.S. GAAP results may vary from the amounts disclosed in this news release. Other companies may calculate these measures differently.

Cash Costs, AISC and Respective Unit Cost Measures

Cash Costs and related unit cost measures are non-U.S. GAAP metrics used by the Company to measure costs of operations that will generally be within the Company’s direct control. We believe these metrics reflect the operating performance potential for Mt Todd inclusive of mining costs, processing costs, administrative costs, refining costs, and contractual royalty obligations. Payments subject to legislative change, including those payable under the Northern Territory Mineral Royalties Act 2024 and income taxes to the Commonwealth of Australia, are beyond the Company’s direct control and have not been included in these metrics.

Cash Costs and AISC are non-U.S. GAAP metrics developed as guidelines by the World Gold Council to provide transparency into the costs associated with producing gold and improve comparability among gold producers. The Company reports Cash Costs and AISC on a per ounce and/or per tonne basis because we believe these metrics more completely reflect costs over specified periods and the life of mine. The Company reports Capital Efficiency and the Benefit to Cost Ratio because these metrics provide a standard measurement of capital efficiency. Similar metrics are widely used in the gold mining industry as comparative benchmarks of performance.

Cash Costs consist of Mt Todd operating costs, refining costs, and the Jawoyn Association royalty and Wheaton Royalty. The sum of these costs is divided by the corresponding ounces of gold production or tonnes processed to determine Cash Cost per ounce or per tonne processed metrics, respectively.

AISC consists of Cash Costs (as described above), plus sustaining capital costs, reclamation, and closure costs. The sum of these costs is divided by the corresponding ounces of gold production for the applicable period to determine the per ounce metric.

Other costs excluded from Cash Costs and AISC include depreciation and amortization, government royalties, income taxes, financing charges, costs related to business combinations, asset acquisitions other than sustaining capital, and asset dispositions.

The following tables demonstrate the calculation of Cash Costs and AISC, and related unit-cost metrics for amounts presented in this press release.

		Years 1-15	Life of Mine[1]
Gold Production	koz	2,298	4,368
Tonnes mined	kt	477,714	790,115
Tonnes processed	kt	77,512	157,445

Mining Costs	$M	$ 1,433	$ 2,606
Processing Costs	$M	1,372	2,774
Administrative Costs	$M	162	328
Jawoyn Royalty	$M	172	328
Wheaton Royalty	$M	65	115
Refining Cost	$M	11	22
Cash Costs	$M	$ 3,216	$ 6,172
Sustaining Capital, Reclamation, and Closure	$M	114	376
AISC	$M	$ 3,330	$ 6,548

Cash Cost per ounce	$/oz	$ 1,399	$ 1,413
AISC per ounce	$/oz	$ 1,449	$ 1,499

Mining Costs per tonne mined	$/t	$ 3.00	$ 3.30

Per Tonne Processed:
Mining Cost per tonne processed	$/t	$ 18.49	$ 16.55
Processing Cost per tonne processed	$/t	17.70	17.62
Administrative Costs per tonne processed	$/t	2.09	2.09
Jawoyn Royalty per tonne processed	$/t	2.22	2.08
Wheaton Royalty per tonne processed	$/t	0.84	0.73
Refining Cost per tonne processed	$/t	0.15	0.14
Cash Cost per tonne processed	$/t	$ 41.49	$ 39.20

1 Life of Mine comprises years 1-30.

Capital Efficiency is calculated as total capital costs (initial or sustaining) divided by total ounces of gold produced.

		Initial Capital	Sustaining Capital
Total Capital Costs	US$M	$ 425	$ 442
Gold Production	koz	$ 4,554	$ 4,554
Capital Efficiency	$/oz	$ 93	$ 97

The Benefit to Cost Ratio is calculated as after-tax NPV5% divided by total initial capital costs.

After-tax NPV5%	US$M	$ 1,060
Initial Capital	US$M	$ 425
Benefit to Cost Ratio	Ratio	2.5